UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 1, 2011

M & F WORLDWIDE CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13780	02-0423416
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 East 62nd Street, New York, New York 10065
(Address of Principal Executive Offices) (Zip Code)

212-572-8600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 1, 2011, M & F Worldwide Corp., a Delaware corporation (the “Registrant”), entered into a Full and Final Release, Settlement and Indemnity Agreement (the “Settlement Agreement”), with Pneumo Abex LLC (“Pneumo Abex”), Mafco Worldwide Corporation (“Mafco Worldwide”), Mafco Consolidated Group LLC, PCT International Holdings Inc., Cooper Industries plc, Cooper Industries Ltd., Cooper Holdings, Ltd., Cooper US Inc. and Cooper Industries, LLC (“Cooper”, and collectively, the “Parties”), pursuant to which, and upon the terms and subject to the conditions set forth therein, the Parties will resolve and settle their disputes set forth in or related to a pending action (the “Action”) concerning obligations arising from a Mutual Guaranty Agreement, dated as of December 30, 1994 between Abex Inc. and Cooper Industries, Inc. (the “Mutual Guaranty”), for asbestos-related claims, as previously disclosed by the Registrant.

Pursuant to the Settlement Agreement, a subsidiary of the Registrant will transfer all of the membership interests in Pneumo Abex to a Delaware statutory trust (the “Settlement Trust”), and the Settlement Trust will become the sole owner and new managing member of Pneumo Abex.  Subsidiaries of the Registrant will also contribute a total of $15 million to Pneumo Abex: $7.5 million of which will be a contribution to Pneumo Abex’s capital from PCT International Holdings Inc., and $7.5 million of which will be paid to liquidate an existing indemnification obligation of Mafco Worldwide to Pneumo Abex relating to a reorganization of Pneumo Abex and Mafco Worldwide in 2004.  In addition, PCT International Holdings Inc. will pay $5 million into the Settlement Trust.  Under the Settlement Agreement, the Settlement Trust will also receive a capital contribution from Cooper, consisting of a cash contribution of $250 million payable at closing and a note in the amount of $57.5 million payable over four years that is guaranteed by certain parent entities of Cooper, subject to certain adjustments.

Following the closing under the Settlement Agreement:

•	Pneumo Abex, owned by the Settlement Trust, will continue to resolve asbestos-related claims asserted against it in the tort system,

•	The Settlement Trust will indemnify Pneumo Abex with respect to the defense and resolution of the asbestos-related claims formerly subject to the Mutual Guaranty,

•	Cooper’s obligation to indemnify Pneumo Abex pursuant to the Mutual Guaranty will terminate,

•	The Registrant and its remaining subsidiaries will be indemnified by the Settlement Trust against any liability for the matters formerly subject to the Mutual Guaranty, and

•	All other insurance and indemnification rights of Pneumo Abex owing from third parties will remain assets of Pneumo Abex.

The Settlement Agreement is subject to the satisfaction or waiver of various closing conditions, including, among other things, the receipt of a confirmation from the Internal Revenue Service concerning the tax treatment of the transactions contemplated by the Settlement Agreement and an approval by the Supreme Court of the State of New York, County of New York of a stipulation of dismissal of the claims pending or that could have been pending in the Action.

A copy of the Settlement Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1
Settlement Agreement, dated as of February 1, 2011, by and among M & F Worldwide Corp., Pneumo Abex LLC, Mafco Worldwide Corporation, Mafco Consolidated Group LLC, PCT International Holdings Inc., Cooper Industries plc, Cooper Industries Ltd., Cooper Holdings, Ltd., Cooper US Inc. and Cooper Industries, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M & F WORLDWIDE CORP.

By:	/s/ Steven L. Fasman
Name: Steven L. Fasman
Title: Senior Vice President

Date: February 4, 2011

INDEX TO EXHIBITS

Exhibit Number	Description

Exhibit 99.1
Settlement Agreement, dated as of February 1, 2011, by and among M & F Worldwide Corp., Pneumo Abex LLC, Mafco Worldwide Corporation, Mafco Consolidated Group LLC, PCT International Holdings Inc., Cooper Industries plc, Cooper Industries Ltd., Cooper Holdings, Ltd., Cooper US Inc. and Cooper Industries, LLC.